Exhibit 10.21

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to Employment Agreement is made as of August 12, 2020 (the “Amendment Date”) between Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”) and Eric Forman “(“Employee) with reference to the following:

A.	The parties hereto have entered into an Employment Agreement dated July 15, 2020 (the “Employment Agreement”) pursuant to which the Company hired Employee to serve as Company’s Chief Administrative Officer. Defined Terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

B.	The parties wish to amend the Employment Agreement as provided below.

NOW THEREFORE, the parties agree to amend Exhibit A of the Employment Agreement as follows:

1.	Compensation.

a.	In consideration of Employee’s increasing responsibilities as Chief Administrative Officer, the Company will pay Employee One Hundred Twenty Thousand Dollars ($120,000) annually, paid monthly.
b.	Employee shall receive options to purchase up to three hundred and fifty thousand (350,000) shares of the Company’s Common Stock (the “Options”). The Options shall have a term of five (5) years, and an exercise price equal to the closing price of the Company’s Common Stock on the Effective Date. The options shall vest as to twenty-five (25%) percent on the Effective Date and twenty-five (25%) percent on each of the 1st, 2nd, and 3rd anniversaries of the Effective Date.

2.	Effect of Employment Agreement. Except as provided herein, all of the terms of the Employment Agreement shall remain in full force and effect.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

/s/ John Kovach
NAME:	John Kovach, MD
TITLE:	President & CEO

/s/ Eric Forman
NAME:	Eric Forman